Exhibit 10.4

TRANSITION SERVICES AGREEMENT
by and between
Kimball International, Inc.
and
Kimball Electronics, Inc.
Dated as of                     , 2014

i

TABLE OF CONTENTS
(continued)

ii

TRANSITION SERVICES AGREEMENT
THIS TRANSITION SERVICES AGREEMENT dated , 2014 (this “Agreement”), is between Kimball International, Inc., an Indiana corporation (“Kimball International”), and Kimball Electronics, Inc., an Indiana corporation (“Kimball Electronics”). Kimball International and Kimball Electronics are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.
W I T N E S S E T H
WHEREAS, Kimball International and Kimball Electronics are Parties to that certain Separation and Distribution Agreement dated as of the Distribution Date (the “Separation Agreement”).
WHEREAS, the Board of Directors of Kimball International has determined that it is in the best interests of Kimball International and its Share Owners to separate, pursuant to and in accordance with the Separation Agreement, Kimball International into two separate, publicly traded companies, with Kimball International to own and conduct, directly or indirectly, the Kimball International Business and Kimball Electronics to own and conduct, directly or indirectly, the Kimball Electronics Business (the “Separation”).
WHEREAS, in connection with the transactions contemplated by the Separation Agreement and in order to ensure a smooth transition following the Separation, each Party desires that the other Party provide, or cause its Affiliates or contractors to provide, certain transition services.
WHEREAS, it is the intent of the Parties that the Services be provided at cost, and therefore, the Fees set forth on Annex B and Annex C were calculated to reflect costs.
In consideration of the forgoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Definitions. Unless otherwise defined herein, each capitalized term will have the meaning specified for such term in the Separation Agreement. As used in this Agreement:
“Additional Services” means the Additional Kimball International Services or the Additional Kimball Electronics Services, individually, or the Additional Kimball International Services and the Additional Kimball Electronics Services, collectively, as the context may indicate. Any Additional Services provided pursuant to this Agreement will be deemed to be “Services” under this Agreement.
“Additional Kimball Electronics Service” has the meaning set forth in Section 2.2(b).
“Additional Kimball International Service” has the meaning set forth in Section 2.2(a).

“Agreement” has the meaning set forth in the Preamble.
“Authorized Representative” means, for each Party, any of the individuals listed on Annex A under the name of such Party.
“Availed Party” has the meaning set forth in Section 5.2(a).
“Fees” means the fees for a particular Service as set forth on Annex B or Annex C as the case may be.
“Force Majeure Events” has the meaning set forth in Section 3.5(b).
“Kimball Electronics” has the meaning set forth in the Preamble.
“Kimball Electronics Services” means the Services generally described on Annex C and any other Service provided by Kimball Electronics or any of its Subsidiaries pursuant to this Agreement.
“Kimball International” has the meaning set forth in the Preamble.
“Kimball International Services” means the Services generally described on Annex B and any other Service provided by Kimball International or any of its Subsidiaries pursuant to this Agreement.
“Materials” has the meaning set forth in Section 2.5(a).
“Partial Termination” has the meaning set forth in the Section 6.3(a).
“Party” has the meaning set forth in the Preamble.
“Payment Due Date” has the meaning set forth in Section 4.4.
“Safety and Security Policies” has the meaning set forth in Section 5.2(a).
“Separation” has the meaning set forth in the Recitals.
“Separation Agreement” has the meaning set forth in the Recitals.
“Service Provider” means (a) in the case of Kimball International Services, Kimball International or any of its Subsidiaries providing a Kimball International Service hereunder, or (b) in the case of Kimball Electronics Services, Kimball Electronics or any of its Subsidiaries providing a Kimball Electronics Service hereunder.
“Service Recipient” means (a) in the case of Kimball International Services, Kimball Electronics or any of its Subsidiaries receiving a Kimball Electronics Service hereunder, or (b) in the case of Kimball Electronics Services, Kimball International or any of its Subsidiaries receiving a Kimball Electronics Service.

“Service Recipient Data” means all of the data and information owned and provided solely by the Service Recipient, or created by the Service Provider solely on behalf, or for the benefit, of the Service Recipient (including any such data and information created by the Service Provider or the Service Recipient using the Service Provider’s computer systems or software) in relation to the provision of the Services.
“Service Term” means the term for a particular Service as set forth on Annex B or Annex C, as the case may be.
“Services” means the Kimball International Services or the Kimball Electronics Services, individually, or the Kimball International Services and the Kimball Electronics Services, collectively, as the context may indicate.
“Systems” has the meaning set forth in Section 5.2(a).
“Term” has the meaning set forth in Section 6.1.
“Term Extension” has the meaning set forth in Section 6.2.
ARTICLE II
PERFORMANCE AND SERVICES
Section 2.1    General.
(a)During the Term, and subject to the terms and conditions of this Agreement, Kimball International will use commercially reasonable efforts to provide, or cause to be provided, the Kimball International Services to Kimball Electronics and its Subsidiaries. The applicable Fee for each Kimball International Service will be the specified Fee for such Kimball International Service set forth on Annex B, and the applicable Service Term for each Kimball International Service will be the specified Service Term for such Kimball International Service set forth on Annex B, in each case, subject to adjustment for each Term Extension as provided in Section 6.2. Notwithstanding anything to the contrary contained herein or on any Annex, Kimball International will have no obligation under this Agreement to: (i) operate the Kimball Electronics Business or any portion thereof (it being acknowledged and agreed by Kimball International and Kimball Electronics that providing the Kimball International Services will not be deemed to be operating the Kimball Electronics Business or any portion thereof); (ii) advance funds or extend credit to Kimball Electronics; (iii) hire new employees for the purpose of providing the Kimball International Services; (iv) provide Kimball International Services to any Person other than Kimball Electronics Group; or (v) implement systems, processes, technologies, plans or initiatives developed, acquired or utilized by Kimball International whether before or after the Distribution Date.
(b)During the Term, and subject to the terms and conditions of this Agreement, Kimball Electronics will use commercially reasonable efforts to provide, or cause to be provided, the Kimball Electronics Services to Kimball International and its Subsidiaries. The applicable Fee for each Kimball Electronics Service will be the specified Fee for such Kimball Electronics Service set forth on Annex C, and the applicable Service Term for each Kimball Electronics Service will be the specified Service Term for such Kimball Electronics Service set forth on Annex C, in each case, subject to adjustment for each Term Extension as provided in Section 6.2. Notwithstanding anything to the contrary contained herein or on any Annex, Kimball Electronics will have no obligation under this Agreement to: (i) operate the Kimball International Business or any portion thereof (it being acknowledged and agreed by Kimball International and Kimball Electronics that providing the Kimball International Services will not be deemed to be operating the Kimball Electronics Business or any portion thereof); (ii) advance funds or extend credit to Kimball International; (iii) hire new employees for the purpose of providing the Kimball Electronics Services; (iv) provide Kimball Electronics Services to any Person other than Kimball International Group; or (v) implement systems, processes, technologies, plans or initiatives developed, acquired or utilized by Kimball Electronics whether before or after the Distribution Date.
(c)Notwithstanding anything to the contrary in this Agreement, neither Kimball International nor Kimball Electronics (nor any of their respective Subsidiaries) will be required to perform Services hereunder or take any actions relating thereto that conflict with or violate any applicable Law, contract, license, sublicense, authorization, certification or permit.
Section 2.2    Additional Services.
(a)If Kimball Electronics reasonably determines that additional transition services (not listed on Annex B) of the type previously provided by the Kimball International Group to the Kimball Electronics Business are necessary to conduct the Kimball Electronics Business, and Kimball Electronics or its Subsidiaries are not able to provide such services to the Kimball Electronics Business, then Kimball Electronics may provide written notice thereof to Kimball International. Upon receipt of such notice by Kimball International, if Kimball International is willing, in its sole discretion, to provide such additional service during the Term, the Parties will negotiate in good faith an amendment to Annex B setting forth the additional service (each such service an “Additional Kimball International Service”), the terms and conditions for the provision of such Additional Kimball International Service and the Fees payable by Kimball Electronics for such Additional Kimball International Service, such Fees to be determined on an arm’s-length basis with the intent that they reflect costs.
(b)If Kimball International reasonably determines that additional transition Services (not listed on Annex C) of the type previously provided by the Kimball Electronics Group to the Kimball International Business are necessary to conduct the Kimball International Business, and Kimball International or its Subsidiaries are not able to provide such services to the Kimball International Business, then Kimball International may provide written notice thereof to Kimball Electronics. Upon receipt of such notice by Kimball Electronics, if Kimball Electronics is willing, in its sole discretion, to provide such additional service during the Term, the Parties will negotiate in good faith an amendment to Annex C setting forth the additional service (each such service an “Additional Kimball Electronics Service”), the terms and conditions for the provision of such Additional Kimball Electronics Service and the Fees payable by Kimball International for such Additional Kimball Electronics Service, such Fees to be determined on an arm’s-length basis with the intent that they reflect costs.
Section 2.3    Service Requests. Any requests by a Party to the other Party regarding the Services in writing or any modification or alteration to the provision of the Services must be made by an Authorized

Representative (it being understood that the receiving Party will not be obligated to agree to any modification or alteration requested thereby). Notwithstanding anything to the contrary hereunder, each Party may avail itself of the remedies set forth in Section 6.4 without fulfilling the notice requirements of this Section 2.3.
Section 2.4    Access.
(a)    Subject to Section 5.2, Kimball Electronics, at the reasonable request of Kimball International, will make available on a timely basis to Kimball International all information reasonably requested by Kimball International to enable it to provide the Kimball International Services. Kimball Electronics will give Kimball International and its Affiliates, employees, agents and representatives, as reasonably requested by Kimball International, reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of the Kimball Electronics Business for the purposes of providing the Kimball International Services.
(b)    Subject to Section 5.2, Kimball International, at the reasonable request of Kimball Electronics, will make available on a timely basis to Kimball Electronics all information reasonably requested by Kimball International to enable it to provide the Kimball Electronics Services. Kimball International will give Kimball Electronics and its Affiliates, employees, agents and representatives, as reasonably requested by Kimball Electronics, reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of the Kimball International Business for the purposes of providing the Kimball Electronics Services.
Section 2.5    Books and Records; Retention and Transfer of Materials and Service Recipient Data.
(a)    For a period of 12 months following termination of this Agreement, the Service Provider will retain all books, records, files, databases or computer software or hardware (including current and archived copies of computer files) (the “Materials”) with respect to matters relating to the Services provided to the Service Recipient hereunder that are in a form and contain a level of detail substantially consistent with the records retention policies of the Service Provider prior to the Distribution Date (unless any such Materials have been delivered to the Service Recipient or the Service Recipient otherwise has a copy of such Materials). The Service Provider will make such Materials available to the Service Recipient for its review, upon reasonable notice, at the Service Recipient’s expense, during regular business hours, including in order to verify disputed charges under Section 4.6. If at any time during the 12-month period following the termination of this Agreement, the Service Recipient reasonably requests in writing that certain Materials be delivered to the Service Recipient, the Service Provider promptly will arrange for the delivery of the requested Materials in a form reasonably requested by the Service Recipient to a location specified by, and at the expense of, the Service Recipient. As promptly as practicable following the expiration of the Service Term (or earlier termination pursuant to Section 6.3) of a Service, the Service Provider will use commercially reasonable efforts to furnish to the Service Recipient, and assist in the transition of Materials belonging to the Service Recipient and relating to such Service as clearly identified by the Service Recipient.
(b)    The Service Recipient Data will be and will remain the property of the Service Recipient. The Service Provider will use the Service Recipient Data solely to provide the Services to the Service Recipient as set forth herein and for no other purpose whatsoever. During the Term, the Service Provider will, to the extent reasonably practicable, promptly provide the Service Recipient Data to the Service Recipient upon the Service Recipient’s reasonable request and at the Service Recipient’s expense. As promptly as practicable following the termination or expiration of this Agreement for any reason, the Service Provider will use commercially reasonable efforts to deliver to the Service Recipient or destroy (and certify such destruction in writing if so requested by the Service Recipient), at Service Recipient’s option, all Service Recipient Data; provided, however, that the Service Provider will not be required to erase or destroy Service Recipient Data included in computer files stored securely by the Service Provider that are created during automatic system backups.
(c)Notwithstanding anything herein to the contrary, and subject to Section 5.1, the Service Provider may retain copies of the Materials and the Service Recipient Data in accordance with policies and procedures implemented by the Service Provider to comply with applicable Law, professional standards or reasonable business practice, including document retention policies as in effect from time to time and in accordance with past practices. Each Party will use commercially reasonable efforts to provide the other Party with notice of material modifications to its record retention policies in a timely manner.
ARTICLE III
SERVICE QUALITY; INDEPENDENT CONTRACTOR
Section 3.1    Service Quality.
(a)The Service Provider will perform the Services in a manner and quality that is substantially consistent with the Party’s past practice (including as to quantity) in performing the Services for the Business, and in any event in compliance with any terms or service levels set forth on the applicable Annex. The Service Recipient will use the Services in substantially the same manner and on substantially the same scale as they were used by such Party and its Affiliates in the past practice of the Business, prior to the Distribution Date.
(b)Each Party acknowledges and agrees that certain of the Services to be provided under this Agreement have been, and will continue to be provided (in accordance with this Agreement and the Annexes hereto) to the Kimball International Business or the Kimball Electronics Business, as applicable, by Third Parties designated by the Party responsible for providing such Services hereunder. To the extent so provided, the Party responsible for providing such Services will use commercially reasonable efforts to (i) cause such Third Parties to provide such Services under this Agreement and/or (ii) enable the Party seeking the benefit of such Services and its Subsidiaries to avail itself of such Services; provided, however, that if any such Third Party is unable or unwilling to provide any such Services, the Parties agree to use their commercially reasonable efforts to determine the manner, if any, in which such Services can best be provided (it being acknowledged and agreed that any costs or expenses to be incurred in connection with obtaining a Third Party to provide any such Services will be paid by the Party to which such Services are provided; provided that the Party responsible for providing such Services will use commercially reasonable efforts to communicate the costs or expenses expected to be incurred in advance of incurring such costs or expenses).

Section 3.2    Independent Contractor; Assets.
(a)    The Parties are independent contractors. All employees and representatives of a Party and any of its Subsidiaries involved in providing Services will be under the exclusive direction, control and supervision of the Party or its Subsidiaries (or their subcontractors) providing such Services, and not of the Service Recipient. The Party or its Subsidiaries (or their subcontractors) providing the Services will be solely responsible for compensation of its employees, and for all withholding, employment or payroll taxes, unemployment insurance, workers’ compensation, and any other insurance and fringe benefits with respect to such employees. The Party or its Subsidiaries (or their subcontractors) providing the Services will have the exclusive right to hire and fire any of its employees in accordance with applicable Law. The Service Recipient will have no right to direct and control any of the employees or representatives of the Party or its Subsidiaries (or their subcontractors) providing such Services.
(b)    All procedures, methods, systems, strategies, equipment, facilities and other resources used by a Party, any of its Subsidiaries or any Third Party service provider in connection with the provision of the Services hereunder will remain the property of such Party, its Subsidiaries or such service providers and, except as otherwise provided herein, will at all times be under the sole direction and control of such Party, its Subsidiaries or such Third Party service provider. No license under any patents, know-how, trade secrets, copyrights or other rights is granted by this Agreement or any disclosure in connection with this Agreement by either Party.
Section 3.3    Uses of Services. The Service Provider will be required to provide the Services only to the Service Recipient and the Service Recipient’s Subsidiaries in connection with the Service Recipient’s operation of the Business. The Service Recipient may not resell any Services to any Person whatsoever or permit the use of such Services by any Person other than in connection with the operation of the Business in the ordinary course of business.
Section 3.4    Transition of Responsibilities. Each Party agrees to use commercially reasonable efforts to reduce or eliminate its and its Subsidiaries’ dependence on each Service as soon as is reasonably practicable. Each Party agrees to cooperate with the other Party to facilitate the smooth transition of the Services being provided to the Service Recipient by the Service Provider.
Section 3.5    Disclaimer of Warranties: Force Majeure.
(a)    Except as expressly set forth in this Agreement: (i) each Party acknowledges and agrees that the other Party makes no warranties of any kind with respect to the Services to be provided hereunder; and (ii) each Party hereby expressly disclaims all warranties with respect to the Services to be provided hereunder, as further set forth immediately below.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT WILL BE PROVIDED AS-IS, WHERE-IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO

ANY REPRESENTATION OR DESCRIPTION, TITLE OR ANY OTHER WARRANTY WHATSOEVER.
(b)    Notwithstanding anything to the contrary contained in this Agreement, neither Party will be liable for any interruption, delay or failure to perform any obligation under this Agreement (but specifically excluding any inability or failure to pay for Services rendered hereunder) when such interruption, delay or failure results from causes beyond such Party’s reasonable control, including any Law or act of any Governmental Authority, riot, terrorism, insurrection or other hostilities, embargo, fuel or energy shortage, equipment breakdowns, power failure, pandemic, epidemic, fire, flood, earthquake or act of God, strikes, lockouts, labor shortages, failure of a Third Party to satisfy its contractual obligations, or any other similar cause (“Force Majeure Events”); provided, however, that the affected Party promptly notifies the other Party, in writing, upon learning of the occurrence of the Force Majeure Event. Subject to compliance with the foregoing, a Party’s obligations hereunder will be postponed for such time as its performance is suspended or delayed on account of the Force Majeure Event and, upon the cessation of the Force Majeure Event, such Party will use commercially reasonable efforts to resume promptly its performance hereunder.
ARTICLE IV
FEES; PAYMENT
Section 4.1    Fees. The Service Recipient will pay the Service Provider the Fees for the Services provided by such Service Provider under this Agreement. The Fees for the Kimball International Services are set forth on Annex B and the Fees for the Kimball Electronics Services are set forth on Annex C, in each case, subject to adjustment for each Term Extension as provided in Section 6.2.
Section 4.2    Taxes. To the extent required or permitted by applicable Law, there will be added to any Fees due under this Agreement, and each Party agrees to pay to the other, amounts equal to any taxes, however designated or levied, based upon such Fees, or upon this Agreement or the Services provided under this Agreement, or their use, including state and local privilege or excise taxes based on gross revenue and any taxes or amounts in lieu thereof paid or payable by the Service Provider hereunder. In the event taxes are not added to an invoice from the Service Provider hereunder, the Service Recipient is responsible to remit to the appropriate tax jurisdiction any additional amounts due including tax, interest and penalty. The Parties will cooperate with each other to minimize any of these taxes to the extent reasonable. If additional amounts are determined to be due on the Services provided hereunder as a result of an audit by a tax jurisdiction, the Service Recipient hereunder agrees to reimburse the Service Provider for the additional amounts due including tax, interest and penalty. The Party obligated to make such reimbursement will have the right to contest the assessment with the tax jurisdiction at its own expense. The Service Provider hereunder will be responsible for penalty or interest associated with its failure to remit invoiced taxes. The Parties further agree that, notwithstanding the foregoing, neither Party will be required to pay any franchise taxes, taxes based on the income of the other Party or personal property taxes on property owned or leased by a Party and used by such Party to provide Services. Notwithstanding anything else in this Agreement to the contrary, the obligations of this Section 4.2 will remain in effect until the expiration of the relevant statutes of limitation.

Section 4.3    Invoices and Payment. Unless otherwise specified in Annex B or Annex C, within 15 days following the end of each month during the Term (or within 15 days after receipt of a Third Party supplier’s invoice in the case of Services that are provided by a Third Party supplier), the Service Provider will submit to the Service Recipient for payment a written statement of amounts due under this Agreement for such month. The statement will set forth the Fees, in the aggregate and itemized, based on the descriptions set forth on Annex B or Annex C, as the case may be. Each statement will specify the nature of any amounts due for any Fees as set forth on Annex B or Annex C and will contain reasonably satisfactory documentation in support of such amounts as specified therein and such other supporting detail as the Service Recipient may reasonably require to validate such amounts due.
Section 4.4    Timing of Payment; No Offsets. Unless otherwise specified in Annex B or Annex C, each Party will pay all amounts due pursuant to this Agreement no later than 45 days following the end of each month during the Term (or, in the case of Services that are provided by a Third Party supplier, no later than 45 days following the end of the billing period for such Services) (the “Payment Due Date”). Neither Party will offset any amounts owing to it by the other Party or any of its Subsidiaries against amounts payable by such Party hereunder or any other agreement or arrangement. All timely payments under this Agreement will be made without early payment discount.
Section 4.5    Non-Payment. If either Party fails to pay the full amount of any invoice by the Payment Due Date, such failure will be considered a material default under this Agreement. The remedies provided to each Party by this Section 4.5 and by Section 6.4 will be cumulative with respect to any other applicable provisions of this Agreement. Payments made after the date they are due will bear interest at an annual rate equal to that announced publicly by The Wall Street Journal as its prime rate plus 2.0% (compounded monthly).
Section 4.6    Payment Disputes. The Service Recipient may object to any amounts for any Service invoiced to it at any time before, at the time of, or after payment is made, provided such objection is made in writing to the Service Provider within 60 days following the end of the Term. The Service Recipient will timely pay the disputed items in full while resolution of the dispute is pending; provided, however, that the Service Provider will pay interest at an annual rate equal to the Prime Rate plus 2.0% (compounded monthly) on any amounts it is required to return to the Service Recipient upon resolution of the dispute. Payment of any amount will not constitute approval thereof. Any dispute under this Section 4.6 will be resolved in accordance with the provisions of Section 7.8.
ARTICLE V
CONFIDENTIALITY
Section 5.1    Confidentiality. Each Party agrees that the specific terms and conditions of this Agreement and any information, Service Recipient Data and Materials conveyed or otherwise received by or on behalf of a Party in conjunction herewith are confidential and are subject to the terms of the confidentiality provisions set forth in Section 6.7 of the Separation Agreement.

Section 5.2    Security.
(a)    If either Party (including its Affiliates and their employees, authorized agents and subcontractors) is given access to the other Party’s computer systems or software (collectively, “Systems”), premises, equipment, facilities or data in connection with the Transition Services, the Party given access (the “Availed Party”) will comply with (and will cause its Affiliates, and their employees, authorized agents and subcontractors to comply with) all of the other Party’s policies and procedures in relation to the use and access of the other Party’s Systems, premises, equipment, facilities or data (collectively, “Safety and Security Policies”), and will not tamper with, compromise or circumvent any safety, security or audit measures employed by such other Party. The Availed Party will access and use only those Systems, premises, equipment, facilities and data of the other Party for which it has been granted the right to access and use.
(b)    Each Party will use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems, premises, equipment, facilities and data of the other Party gain such access, and use commercially reasonable efforts to prevent unauthorized access, use, destruction, alteration or loss of such Systems, premises, equipment, facilities or data (including, in each case, any information contained therein), including notifying its personnel of the restrictions set forth in this Agreement and of the Safety and Security Policies.
(c)If, at any time, the Availed Party determines that any of its personnel has sought to circumvent, or has circumvented, the Safety and Security Policies, that any unauthorized Availed Party personnel has accessed the Systems, premises, equipment, facilities or data, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of, or damage to, premises, facilities, equipment, data, information or software of the other Party, the Availed Party will promptly terminate any such person’s access to the Systems, premises, equipment, facilities or data and promptly notify the other Party. In addition, such other Party will have the right to deny personnel of the Availed Party access to its Systems, premises, equipment, facilities or data upon notice to the Availed Party in the event that the other Party reasonably believes that such personnel have engaged in any of the activities set forth above in this Section 5.2(c) or otherwise pose a security concern. The Availed Party will use commercially reasonable efforts to cooperate with the other Party in investigating any apparent unauthorized access to such other Party’s Systems, premises, equipment, facilities or data.
(d)If any Systems, premises, equipment or facilities of a Party are damaged (ordinary wear and tear excepted) due to the conduct of the Availed Party or any of its Affiliates, or their employees, authorized agents or subcontractors, the Availed Party will be liable to the other Party for all costs associated with such damage, to the extent such costs exceed any available insurance proceeds.

ARTICLE VI
TERMINATION1

1NOTE: Section subject to review in light of tax matters specific to the spin-off.
Section 6.1    Term. The term of this Agreement (the “Term”) will commence on the Distribution Date and end on the earliest to occur of (a) the two-year anniversary of the Distribution Date, subject to Section 6.2, (b) the date on which the provision of all Services has been terminated by the Parties pursuant to Section 6.3 and (c) the date this Agreement is terminated pursuant to Section 6.4.
Section 6.2    Option to Extend Term. Upon written request from the Service Recipient delivered to the Service Provider no later than 30 days (or such other time specified in Annex B or Annex C with respect to such Service), prior to the end of the Service Term for such Service, the Parties will extend the Service Term of such Service for up to 90 days (or for such other period specified in Annex B or Annex C with respect to such Service), on the terms and conditions contained in this Agreement (such extension, a “Term Extension”). In the event a Term Extension for a Service would exceed the Term of this Agreement, the Term of this Agreement will be extended for the duration of the Term Extension. The Parties agree that, during the Term Extension for a Service, unless otherwise specified in Annex B or Annex C with respect to such Service, the Fees for such Service will be increased by an additional 25% of the Fee for such Service set forth in Annex B or Annex C.
Section 6.3    Partial Termination.
(a)    The Service Recipient will provide no less than 30 days written notice (unless a shorter time is mutually agreed upon by the Parties or unless otherwise specified in Annex B or Annex C with respect to a Service) to the Service Provider of any Services that, prior to the expiration of the Service Term or Term Extension, are no longer needed from the Service Provider, in which case this Agreement will terminate as to such Services (a “Partial Termination”). The Parties will mutually agree as to the effective date of any Partial Termination.
(b)    In the event of any termination prior to the scheduled expiration of the Service Term or of any Partial Termination hereunder, with respect to any terminated Services in which the Fee for such terminated Services is charged as a flat monthly rate, if termination occurs other than the end of the month, there will be no proration of the monthly rate. To the extent any amounts due or advances made hereunder related to costs or expenses that have been or will be incurred and that cannot be recovered by the Service Provider, such amounts due or advances made will not be prorated or reduced and the Service Provider will not be required to refund to the Service Recipient any prorated amount for such costs or expenses; and the Service Recipient will reimburse the Service Provider for (i) Service Recipient’s proportional share of any Third Party costs or charges that are required to be paid in connection with the provision of any Services and that cannot be terminated and (ii) any Third Party cancellation or similar charges incurred as a result of the Service Recipient’s early termination.

Section 6.4    Termination of Entire Agreement. Subject to the provisions of Section 6.6, a Party will have the right to terminate this Agreement or effect a Partial Termination effective upon delivery of written notice to the other Party if the other Party:
(a)    makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage (with respect to its own property and business) of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days; or
(b)    materially defaults in the performance of any of its covenants or obligations contained in this Agreement (or, in the case of a Partial Termination, with respect to the Services being terminated) and such default is not remedied to the non-defaulting Party’s reasonable satisfaction within 45 days after receipt of written notice by the defaulting Party informing such Party of such default, or if such default is not capable of being cured within 45 days, if the defaulting Party has not promptly begun to cure the default within such 45-day period and thereafter proceeded with all diligence to cure the same.
Section 6.5    Procedures on Termination. Following any termination of this Agreement or Partial Termination, each Party will cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s and its Subsidiaries’ businesses. Termination will not affect any right to payment for Services provided prior to termination.
Section 6.6    Effect of Termination. Section 4.1 and Section 4.2 (in each case, with respect to Fees and Taxes attributable to periods prior to termination), Section 2.5, Section 3.2, Section 4.3, Section 4.4, Section 4.6, and Section 6.5, this Section 6.6 and ARTICLE I, ARTICLE V, ARTICLE VII and ARTICLE VIII will survive any termination of this Agreement. In the event of a Partial Termination, this Agreement will remain in full force and effect with respect to the Services which have not been terminated by the Parties as provided herein. For the avoidance of doubt, the termination of this Agreement with respect to the Services provided under one Annex, but not the other Annex, will not be a termination of this Agreement.
ARTICLE VII
INDEMNIFICATION AND DISPUTE RESOLUTION
Section 7.1    Limitation of Liability.
(a)    No Party nor any of such Party’s Affiliates will be liable, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, punitive, incidental or consequential damages whatsoever that in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including loss of profits, diminution in value, business interruptions and claims of customers, whether or not such damages are foreseeable or any Party has been advised of the possibility or likelihood of such damages.

(b)    Except for Liabilities arising out of or related to the gross negligence, willful misconduct or bad faith of the defaulting Party or in respect of Section 5.2(d) or ARTICLE VII, in no event will a Party’s aggregate liability arising under or in connection with this Agreement (or the provision of Services hereunder) exceed the Fees paid or payable to such Party from the other Party pursuant to this Agreement in respect of the Service from which such Liability flows.
(c)    Each Party will use commercially reasonable efforts to mitigate the Liabilities for which the other is responsible hereunder.
Section 7.2    Indemnification by Kimball Electronics. Kimball Electronics will indemnify, defend and hold harmless each of the Kimball International Indemnified Parties for any Liabilities attributable to any Third-Party Claims asserted against them to the extent arising from or relating to: (i) any material breach of this Agreement by Kimball Electronics; (ii) any gross negligence, willful misconduct or bad faith by Kimball Electronics, the other Members of the Kimball Electronics Group, or its or their employees, suppliers or contractors, in the provision of the Kimball Electronics Services by Kimball Electronics, the other Members of the Kimball Electronics Group or its or their employees, suppliers or contractors pursuant to this Agreement; and (iii) the provision of the Kimball International Services by Kimball International, the other Members of the Kimball International Group or its or their employees, suppliers or contractors, except to the extent that such Third-Party Claims for Liabilities are Finally Determined to have arisen out of the material breach of this Agreement, gross negligence, willful misconduct or bad faith of Kimball International, the other Members of the Kimball International Group or its or their employees, suppliers or contractors in providing the Kimball International Services.
Section 7.3    Indemnification by Kimball International. Kimball International will indemnify, defend and hold harmless each of the Kimball Electronics Indemnified Parties for any Liabilities attributable to any Third-Party Claims asserted against them to the extent arising from or relating to: (i) any material breach of this Agreement by Kimball International; (ii) any gross negligence, willful misconduct or bad faith by Kimball International, the other Members of the Kimball International Group, or its or their employees, suppliers or contractors, in the provision of the Kimball International Services by Kimball International, the other Members of the Kimball International Group or its or their employees, suppliers or contractors pursuant to this Agreement; and (iii) the provision of the Kimball Electronics Services by Kimball Electronics, the other Members of the Kimball Electronics Group or its or their employees, suppliers or contractors, except to the extent that such Third-Party Claims for Liabilities are Finally Determined to have arisen out of the material breach of this Agreement, gross negligence, willful misconduct or bad faith of Kimball Electronics, the other Members of the Kimball Electronics Group or its or their employees, suppliers or contractors in providing the Kimball Electronics Services.
Section 7.4    Exclusive Remedy. Except for equitable relief and rights pursuant to Section 4.2, Section 4.5 or ARTICLE V, the indemnification provisions of this ARTICLE VII will be the exclusive remedy for breach of this Agreement.
Section 7.5    Risk Allocation. Each Party agrees that the Fees charged under this Agreement reflect the allocation of risk between the Parties, including the disclaimer of warranties in Section 3.5(a) and the limitations on liability in Section 7.1. Modifying the allocation of risk from what is stated here would affect the Fees that each Party charges, and in consideration of those Fees, each Party agrees to the stated allocation of risk.
Section 7.6    Indemnification Procedures. All claims for indemnification pursuant to Section 5.2(d) or this ARTICLE VII will be made in accordance with the provisions set forth in Article V of the Separation Agreement. Notwithstanding anything to the contrary hereunder, neither Party may assert against the other Party or submit to arbitration or legal proceedings any cause of action, dispute or claim for indemnification which accrued more than two years after the later of (a) the occurrence of the act or event giving rise to the underlying cause of action, dispute or claim and (b) the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the Party asserting the cause of action, dispute or claim.
Section 7.7    Express Negligence. THE INDEMNITY, RELEASES AND LIMITATIONS OF LIABILITY IN THIS AGREEMENT (INCLUDING ARTICLE II AND THIS ARTICLE VII) ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE NEGLIGENCE OR GROSS NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.
Section 7.8    Dispute Resolution. Except for claims arising under ARTICLE V, any Dispute arising out of or relating to this Agreement will be resolved as provided in Article VIII of the Separation Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.
Section 8.2    Waiver. No failure or delay of any Party in exercising any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any Party to any such waiver will be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.
Section 8.3    Notices. All notices and other communications hereunder will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic transmission, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder will be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:
If to Kimball International:
Kimball International, Inc.
1600 Royal Street
Jasper, Indiana 47549
Attention: Julia E. Heitz Cassidy, General Counsel
Email: julie.heitz@kimball.com
If to Kimball Electronics:
Kimball Electronics, Inc.
1205 Kimball Boulevard
Jasper, Indiana 47546
Attention: John H. Kahle, General Counsel
Email: john.kahle@kimballelectronics.com

Section 8.4    Entire Agreement. This Agreement, including the Annexes hereto and the sections of the Separation Agreement referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements, negotiations, discussions, understandings and commitments, written or oral, between the Parties with respect to such subject matter.
Section 8.5    No Third-Party Beneficiaries. Except to the extent otherwise provided in ARTICLE VII, nothing in this Agreement or the Ancillary Agreements, express or implied, is intended to or will confer upon any Person other than the Parties to this Agreement and such Ancillary Agreements and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement or the Ancillary Agreements.
Section 8.6    Governing Law. This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Indiana, without regard to any conflicts of law provision or rule thereof that would result in the application of the Laws of any other jurisdiction.
Section 8.7    Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other Parties (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable to (i) an affiliate or (ii) a third party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. No assignment permitted by this Section 8.7 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 8.8    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.9    Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) will be as effective as delivery of a manually executed counterpart of any such Agreement.
Section 8.10    References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.
Section 8.11    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of either Party under this Agreement will not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder will include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).
Section 8.12    Performance. Each Party will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party.
Section 8.13    No Public Announcement. Neither Kimball International nor Kimball Electronics will, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either Party is obligated by Law or the rules of any regulatory body, stock exchange or quotation system, in which case the other Party will be advised and the Parties will use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing will not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with applicable Law, accounting and SEC disclosure obligations or the rules of any stock exchange.
[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

KIMBALL INTERNATIONAL, INC.

By:
Name:
Title:

KIMBALL ELECTRONICS, INC.

By:
Name:
Title:

Annex A
AUTHORIZED REPRESENTATIVES

KIMBALL INTERNATIONAL
Kimball International, Inc.
1600 Royal Street
Jasper, Indiana 47549

KIMBALL ELECTRONICS
Kimball Electronics, Inc.
1205 Kimball Boulevard
Jasper, Indiana 47546

A-1

Annex B
KIMBALL INTERNATIONAL SERVICES AND FEES
Kimball International will provide Kimball Electronics the following specific services as requested by Kimball Electronics on the terms specified in this Annex B.
Section B.1

Category of Services	Description	Fee(s)	Service Term

B-1

Section B.2

1.
Kimball Electronics may extend the Service Term for the Services provided under this Section B.2 by delivering a written request to Kimball International 90 days prior to the end of the Service Term for such Service.

Category of Services	Description	Fee(s)	Service Term

B-2

Annex C
KIMBALL ELECTRONICS SERVICES AND FEES
Kimball Electronics will provide Kimball International the following specific services as requested by Kimball International on the terms specified in this Annex C.
Section C.1

Category of Services	Description	Fee(s)	Service Term

C-1